                                                                    EXHIBIT 10.3

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                  EXECUTION COPY

                             SECURED LOAN AGREEMENT

                                 by and between

                          NEUROCRINE BIOSCIENCES, INC.

                             a Delaware corporation

                                   as Borrower

                                       and

                                   PFIZER INC.

                             a Delaware corporation

                                    as Lender

                                  $175,000,000
                                 CREDIT FACILITY

                                DECEMBER 18, 2002

                             SECURED LOAN AGREEMENT

      THIS SECURED LOAN AGREEMENT (this "Agreement") is dated as of December 18, 2002, by and between PFIZER INC., a Delaware corporation, having an address at 235 East 42nd Street, New York, New York 10017 ("Lender") and NEUROCRINE BIOSCIENCES, INC., a Delaware corporation having an address at 10555 Science Center Drive, San Diego, CA 92121 ("Borrower").

      WHEREAS, Borrower and Lender have entered into that certain Collaboration Agreement (the "Collaboration Agreement") and License Agreement (the "License Agreement"), each dated on or about the date hereof relating to Neurocrine's compound generically known as indiplon;

      WHEREAS, Borrower wishes to obtain and Lender is willing, in consideration for Borrower entering into the Collaboration Agreement and the License Agreement, to provide a secured loan facility on the terms and subject to the conditions contained herein;

      THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows.

1. ACCOUNTING AND OTHER TERMS

      Accounting terms not otherwise defined in this Agreement will be construed in accordance with GAAP. Calculations and determinations must be made in accordance with GAAP. The term "financial statements" includes the notes and schedules thereto. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. Capitalized terms not otherwise defined herein (including in Section 13) shall have the same meanings as in the Collaboration Agreement and the License Agreement and in the case of conflict between the capitalized terms in the License Agreement and the Collaboration Agreement, the capitalized terms in the Collaboration Agreement shall control.

2. LOAN AND TERMS OF PAYMENT

      2.1.  ADVANCES.

            (a) Subject to the terms and conditions contained herein, Lender agrees during the Loan Period to make Advances to Borrower, and Borrower may request Advances from Lender in an aggregate amount not exceeding the applicable Committed Line at any given time. The Advances shall be used by Borrower for general corporate purposes. Any amount borrowed under this Agreement that is repaid (other than a repayment pursuant to Section 2.6 or 7.1 hereof) may be reborrowed in accordance with the terms and conditions hereof. Each Advance shall be evidenced by a Promissory Note to be executed and delivered by Borrower to Lender on the date hereof and shall be repaid in accordance with the terms of this Agreement and the Promissory Note.

            (b) To obtain an Advance, Borrower must deliver to Lender no later than fifteen (15) Business Days prior to the date such Advance is requested a Notice of Borrowing duly signed by a Responsible Officer in the form attached as EXHIBIT B. Notwithstanding anything to the contrary contained herein, Lender may decline to make any Advance in the event that Lender determines, in its reasonable discretion, that the conditions set forth in Sections 3.1 and 3.2 in the case of the first Advance hereunder and Section 3.2 in the case of all other Advances hereunder are not satisfied as of the date of the Notice of Borrowing or as of the date the Advance is requested to be made. Lender will pay Advances in US dollars into a US dollar bank account located in the United States in which Lender has a first priority perfected security interest pursuant to the terms of an Account Control Agreement in accordance with the payment instructions set forth on each Notice of Borrowing.

            (c) Borrower must repay all Advances together with all accrued but unpaid interest and any other Obligation hereunder then due on or before the Maturity Date.

2.2. INTEREST RATE; PAYMENTS.

            (a) Except as otherwise provided in Section 2.3, Advances shall bear interest at a per annum rate (the "Base Rate") equal to [***].

            (b) Interest shall accrue daily based on a year of 360 days based on twelve months of thirty days each.

            (c) Interest shall be payable in same day funds on the last day of each Interest Period, unless such day is not a Business Day in which case it shall be payable on the next Business Day.

2.3. DEFAULT INTEREST. After an Event of Default has occurred and while it is continuing, all Obligations shall accrue interest at a rate equal to [***].


2.4. LENDER EXPENSES. Borrower will pay to Lender immediately upon demand therefor all Lender Expenses incurred after the execution hereof.

2.5. USURY. Notwithstanding anything to the contrary contained in any Loan Document, the interest and fees paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the "Maximum Rate"). If Lender shall receive interest or a fee in an amount that exceeds the Maximum Rate, the excessive interest or fee shall be applied to the principal of the Obligations or, if it exceeds the

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

unpaid principal, refunded to Borrower. In determining whether the interest or a fee contracted for, charged, or received by Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

      2.6. MANDATORY PREPAYMENTS.

            (a) Equity Issuance. Upon the completion of any Equity Issuance, Borrower shall immediately apply (or cause to be applied) to permanently prepay any outstanding Advances the lesser of: (i) an amount equal to 25% of the Net Cash Equity Issuance Proceeds of Borrower or any of its Subsidiaries or any holding company of Borrower from such Equity Issuance; (ii) an amount equal to 50% of the average of the amount of outstanding Advances on each day over the 180 days immediately preceding the completion of such Equity Issuance; and (iii) $75,000,000.

            (b) CHANGE IN CONTROL. Upon and following the occurrence of a Change in Control (the date on which a Change in Control occurs being the "Change in Control Date"), Lender shall have the right, in its sole discretion, to require the prepayment of all outstanding Advances in whole or in part at a repayment price equal to 100% of the amount of all outstanding Advances plus accrued but unpaid interest to the date of repayment plus all other Obligations. Not later than thirty (30) days prior to any proposed, expected or contemplated Change in Control Date, Borrower shall give a written notice to Lender stating that a Change in Control is proposed or anticipated and such notice shall contain all relevant information regarding the terms of such Change in Control and the intentions of any acquirer with respect to the Borrower and its Subsidiaries, to the extent known by Borrower. In the event that a Change in Control occurs without the prior knowledge of Borrower, Borrower shall notify Lender the Business Day after Borrower becomes aware that a Change in Control has occurred.

      2.7. VOLUNTARY PREPAYMENT OR TERMINATION BY BORROWER. Borrower shall have the right at any time and from time to time to prepay any Advance in whole or in part, without premium or penalty. In addition, at any time at which no Advances are outstanding hereunder and Borrower has not delivered any Notice of Borrowing requesting an Advance which has not yet been made, Borrower may terminate this Agreement on five (5) Business Days' prior written notice to Lender.

3. CONDITIONS OF LOANS

      3.1. CONDITIONS PRECEDENT TO INITIAL ADVANCE. Lender's obligation to make the first Advance hereunder is subject to the satisfaction, as determined by Lender in its reasonable discretion, of the following conditions:

            (a) Borrower shall have executed and delivered to Lender the Security Agreement in the form of EXHIBIT C (THE "SECURITY AGREEMENT");

            (b) Borrower shall have executed and delivered to Lender the Borrower Patent and Trademark Security Agreement for filing in the U.S. Patent and Trademark Office in the form of EXHIBIT D;

            (c) Borrower and Lender shall have entered into an Account Control Agreement with each bank, Securities Intermediary or other financial institution with whom Borrower or its Subsidiaries have an Account substantially in the form of EXHIBIT E together with such changes requested by the bank, Securities Intermediary or other financial institution and which changes are acceptable to Lender and Borrower;

            (d) Borrower shall have executed and delivered to Lender a duly executed Promissory Note in the form of EXHIBIT A;

            (e) receipt by Lender of an opinion of Latham & Watkins, counsel for Borrower (or such other nationally recognized counsel reasonably acceptable to Lender), dated as of the date the first Advance is made, substantially in the form of EXHIBIT F hereto and covering such additional matters relating to the transactions contemplated hereby as Lender may reasonably request;

            (f) Borrower and each of its Subsidiaries shall have executed and delivered to Lender a duly executed Perfection Certificate in the form of EXHIBIT B and (x) if such Perfection Certificate demonstrates that any Collateral is owned by any Subsidiary, then, to the extent necessary for Borrower to comply with its obligations under Section 6.13 hereof, such Subsidiary of Borrower shall grant a first priority perfected security interest in such Collateral to Lender and (y) if such Perfection Certificate demonstrates that any Subsidiary organized in the U.S. of Borrower owns assets worth in excess of $1,000,000 then such Subsidiary shall have executed and delivered to Lender a guaranty of the Loan Documents in customary form reasonably satisfactory to Lender;

            (g) Borrower and each of its Subsidiaries shall have executed and delivered to Lender a certificate, dated as of the date hereof and the date the first Advance is made, duly executed by its Secretary or an Assistant Secretary certifying as to: (A) a true and correct copy of its certificate of incorporation or certificate of formation attached thereto, as certified by the secretary of state of its jurisdiction of organization as of a date no earlier than ten (10) days prior to the date hereof and the date the first Advance is made, and stating that such certificate of incorporation or certificate of formation is in full force and effect and that there have been no amendments, alteration or modifications of such certificate (B) a true and correct copy of its bylaws or operating agreement, attached thereto, and stating that such bylaws or operating agreement are in full force and effect as of the date hereof and the date of the first Advance, (C) the good standing certificate attached thereto from each jurisdiction where it is qualified to do business, (D) the copy of the resolutions attached thereto of the Board of Directors authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement, the other Loan Documents and any other documents or instruments contemplated hereby, and stating that the resolutions thereby certified have not been amended, modified, revoked or rescinded; and (E) the incumbency, authority and specimen signature of each officer executing this Agreement, the Loan Documents or any other document or instrument contemplated hereby;

            (h) no event specified in Section 2.6(b) shall have occurred;

            (i) no injunctive or equitable relief has been obtained in favor of any Person other than Borrower or Lender due to the infringement of any third party rights by the Products;

            (j) the License Agreement shall not have been terminated and shall be in full force and effect, and Borrower is not at such time in default or breach (x) (other than a de minimis breach) of any provision of the License Agreement or (y) of any of payment obligations under Section 5.3(a) or 6A.7 of the Collaboration Agreement or any obligation to comply with law under Section
2.2 or 6A.3(a)(i) of the Collaboration Agreement;

            (k) termination of any outstanding Liens on any assets or properties of Borrower and its Subsidiaries other than Permitted Liens;

            (l) Borrower and the Subsidiaries shall have no outstanding Indebtedness other than Permitted Indebtedness;

            (m) the US Launch Date shall have occurred on or prior to [***]; and

            (n) development of the MR Product shall not have been terminated.

      3.2. CONDITIONS PRECEDENT TO ALL ADVANCES. Lender's obligations to make each Advance, including the first Advance, are subject to the satisfaction, as determined by Lender in its reasonable discretion, of the further following conditions:

            (a) Lender shall have timely received any Notice of Borrowing;

            (b) the representations and warranties of Borrower contained in
Section 5 hereof and contained in the License Agreement must be true, complete and correct if qualified by any concept of materiality, in all respects, and if not qualified by any concept of materiality in all material respects on the date of the Notice of Borrowing and on the date any Advance is to be made as if made with reference to and as of such date unless such representation speaks of a particular date;

            (c) the receipt of all consents, approvals, qualifications or authorizations of, or registrations, designations, declarations or filings with, any local, state, federal or foreign Governmental Authority or any third party required in connection with the valid execution, delivery or performance by the Borrower and its Subsidiaries of the Loan Documents, or the consummation of any transaction contemplated thereby or the making of any Advance;

            (d) no Event of Default or Potential Event of Default shall have occurred and be continuing or result from the proposed Advance;

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            (e) if the Borrower shall have established or acquired any Subsidiaries, an equivalent certificate to the certificates described in Sections 3.1(f) and (g) with reference to such Subsidiary, to the extent applicable, dated as of the date the Advance is proposed to be made and if any Subsidiary organized in the U.S. of Borrower owns assets worth in $1,000,000 such Subsidiary shall have executed and delivered to Lender a guaranty in customary form of the Loan Documents reasonably satisfactory to Lender;

            (f) no event specified in Section 2.6(b) has occurred;

            (g) the License Agreement shall not have been terminated and shall be in full force and effect, and Borrower is not at such time in default or breach (x) (other than a de minimis breach) of any provision of the License Agreement or (y) of any of payment obligations under Section 5.3(a) or 6A.7 of the Collaboration Agreement or any obligation to comply with law under Section
2.2 or 6A.3(a)(i) of the Collaboration Agreement; after making the requested Advance the amount of all outstanding Advances shall not exceed the Committed Line;

            (h) Borrower, and, to the extent necessary for Borrower to comply with its obligations under Section 6.13 hereof, each Subsidiary organized in the U.S. of Borrower which owns cash and Securities having an aggregate value in excess of $100,000 and each Subsidiary organized outside the U.S. of Borrower which owns cash and Securities having an aggregate value in excess of $250,000, and Lender shall have entered into an Account Control Agreement with each bank, Securities Intermediary or other financial institution with whom Borrower or such Subsidiaries have an Account substantially in the form of EXHIBIT E together with such changes requested by the bank, Securities Intermediary or other financial institution and which are acceptable to Lender and Borrower.

4. SECURITY INTEREST All Obligations of Borrower hereunder shall be secured by a first priority perfected security interest in the Collateral subject to Permitted Liens described in clauses (b), (e), (g), (i) and (j) of the definition of "Permitted Liens."

5. REPRESENTATIONS AND WARRANTIES

      Borrower hereby makes all of the representations and warranties set forth below to Lender as of the date hereof, the date of each Notice of Borrowing and the date each Advance is made:

      5.1. ORGANIZATION AND STANDING. Borrower is a corporation duly organized, validly existing under, and by virtue of, the laws of the State of Delaware, and is in good standing under such laws. Borrower has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Borrower is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify could reasonably be expected to have a Material Adverse Effect.

      5.2. CORPORATE POWER. Borrower has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Loan Documents and to carry out and perform its obligations under the terms of this Agreement and the Loan Documents and the transactions contemplated hereby and thereby.

      5.3. SUBSIDIARIES. As of the date hereof, other than as listed on Schedule
5.3 Borrower has no Subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or other business entity. As of the date hereof, except as set forth in Schedule 5.3, Borrower is not a participant in any joint venture, partnership or similar arrangement. Each existing Subsidiary, and if on any day this representation and warranty is repeated any new Subsidiary of Borrower has been formed or acquired such new Subsidiary, is duly organized and validly existing under the laws of its jurisdiction of organization and is in good standing under such laws. Each Subsidiary is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify could reasonably be expected to have a Material Adverse Effect.

      5.4. AUTHORIZATION. All corporate action on the part of Borrower, its officers, directors and stockholders necessary for the authorization of the execution, delivery and performance of this Agreement and the Loan Documents by Borrower, and as applicable its Subsidiaries, the authorization, issuance, and delivery of the Promissory Note and the performance of all of Borrower's, and as applicable its Subsidiaries', obligations hereunder and under the other Loan Documents has been taken. This Agreement has been duly executed and delivered. This Agreement is, and each of the other Loan Documents to be executed subsequent to the date hereof when executed and delivered will be, a valid and legally binding obligations of Borrower or its Subsidiary, as applicable, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

      5.5. TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. Each of Borrower and its Subsidiaries has good and marketable title to all of its properties and assets or holds valid leasehold interests in the properties which it leases, in each case, free and clear of any Liens other than Permitted Liens. Neither Borrower nor any Subsidiary is in default under or in breach of any provision of any leases or other agreement governing the lease of any property or assets, except where such default or breach could not reasonably be expected to have a Material Adverse Effect. All properties and assets of Borrower and its Subsidiaries are in good condition and repair, normal wear and tear excepted.

      5.6. INTELLECTUAL PROPERTY. Each of Borrower and its Subsidiaries owns or possesses sufficient legal rights to all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, licenses, know-how, concepts, computer programs, technical data, proprietary rights, proprietary processes and other information necessary for its business as now conducted and as proposed to be conducted (including pursuant to the Collaboration Agreement) (each such item "Borrower Intellectual Property") without any conflict with or infringement of the rights of others except as could not reasonably be expected to cause a Material Adverse Effect. Neither Borrower nor any Subsidiary has received any communications alleging, nor does Borrower have reason to believe, that Borrower or any Subsidiary has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity except as could not reasonably be expected to have a Material Adverse Effect and is not aware, based on reasonable investigation, of any reasonable basis therefor or threat thereof. Borrower is not aware that any of its or any Subsidiary's employees, agents, consultants or contractors is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such Person's best efforts to promote the interests of Borrower or any Subsidiary, or that would conflict with Borrower's business or any Subsidiary's business as proposed to be conducted. Neither Borrower nor any Subsidiary is aware of any violation or infringement by a third party of any of the Borrower Intellectual Property. Neither the execution nor the delivery of this Agreement or the Loan Documents, nor the carrying on of Borrower's business or any Subsidiary's business by the employees, agents, consultants or contractors of Borrower and its Subsidiaries, nor the conduct of Borrower's business or any Subsidiary's business as currently proposed, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which Borrower or any Subsidiary or any of such employees, agents, consultants or contractors is now obligated except as could not reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary has any plan to utilize, and does not believe it is or will be necessary to utilize, any inventions of any of its employees (or people it currently intends to hire) made prior to their employment or engagement by Borrower or any Subsidiary.

      5.7. CONSENTS. No consent, approval, qualification or authorization of, or registration, designation, declaration or filing (other than the filing of financing statements or patent or trademark assignments and other than notifications and other filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder) with, any local, state, federal or foreign Governmental Authority or any third party on the part of Borrower and its Subsidiaries is required in connection with the valid execution, delivery or performance of this Agreement or the Loan Documents, or the consummation of any transaction contemplated hereby or thereby or the making of any Advance.

      5.8. COMPLIANCE WITH OTHER INSTRUMENTS. Neither Borrower nor any Subsidiary is in violation or default of any provisions of its respective organizational documents, or of any mortgage, indenture, agreement, instrument, judgment, order, writ, decree or contract to which it is a party or by which it or any of its assets is bound, or any provision of any federal, state or foreign statute, rule or regulation applicable to Borrower or its Subsidiaries, except for such violations or defaults which could not reasonably be expected to have a Material Adverse Effect, and the execution and delivery of this Agreement and any Loan Document and making of any Advance will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any Lien on any asset or property of Borrower or any Subsidiary or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to Borrower or any of its Subsidiaries, their respective businesses, operations, properties or assets, except for such violations, defaults or Liens which could not reasonably be expected to have a Material Adverse Effect.

      5.9. CAPITALIZATION AND INDEBTEDNESS.

            (a) The authorized, issued and treasury capital stock of Borrower is as reported in the most recent SEC Report required to contain or otherwise containing such information. A sufficient number of shares of Common Stock are reserved in the aggregate for issuance pursuant to all currently outstanding obligations. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and are not subject to preemptive rights.

            (b) Except as set forth in the most recent SEC Report required to contain or otherwise containing such information (or as expressly contemplated by this Agreement), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Borrower is a party or by which it is bound obligating Borrower to issue, deliver or sell, or cause to be issued, delivered or sold, directly or indirectly, additional shares of Capital Stock of Borrower, or obligating Borrower to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except for shares of Capital Stock of each Subsidiary of Borrower that are owned by Borrower free and clear of Liens, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Borrower or any Subsidiary of Borrower is a party or by which Borrower or any such Subsidiary is bound obligating Borrower or any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, directly or indirectly, additional shares of Capital Stock of any Subsidiary of Borrower, or obligating Borrower or any such Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in the most recent SEC Report required to contain or otherwise containing such information or on
Schedule 5.9(b), there are not any outstanding contractual obligations of Borrower or any of its Subsidiaries to repurchase, redeem or otherwise acquire, or providing preemptive or registration rights with respect to, any shares of Capital Stock of Borrower or any of its Subsidiaries. Except as set forth in the most recent SEC Report required to contain or otherwise containing such information, there are no anti-dilution or price adjustment provisions contained in any security issued by Borrower (or in any agreement providing rights to security holders) that will be triggered by the issuance of any Promissory Note or making of any Advance. Except as set forth in the most recent SEC Report required to contain or otherwise containing such information, Borrower and its Subsidiaries do not have outstanding any loans to any person in respect of the purchase of securities issued by Borrower and its Subsidiaries.

            (c) Except as set forth in the most recent SEC Report required to contain or otherwise containing such information or in any Schedule 13D (or successor form thereto) filed under the Exchange Act to report beneficial ownership of Borrower's securities and except for pledge of shares by officers of Borrower to secure personal loans or margin accounts, there are no voting trusts or agreements, stockholders agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of Borrower or any of its Subsidiaries to which Borrower or a Subsidiary is a party, or, to its knowledge, any of such instruments to which it is not a party. All of the outstanding securities of Borrower were issued in compliance with all applicable federal and state securities laws, including the Securities Act of 1933, as amended (the "Securities Act").

            (d) Other than Permitted Indebtedness Borrower and its Subsidiaries have no Indebtedness and no obligations to incur any Indebtedness.

      5.10. LITIGATION. There are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      5.11. SEC REPORTS AND FINANCIAL STATEMENTS. Borrower and its Subsidiaries have timely filed all forms, reports (annual, quarterly or periodic), schedules, registration statements, proxy statements, certifications and other documents (together with all amendments thereof and supplements thereto) (as such documents have since the time of their filing been amended or supplemented, the "SEC Reports") which Borrower and its Subsidiaries have been required to file with the Securities and Exchange Commission ("SEC"). As of their respective dates, the SEC Reports (i) complied as to form with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the SEC Reports filed with the SEC (the "Financial Statements") complied as to form with the rules and regulations of the SEC with respect thereto, were in accordance with the books and records of Borrower and its Subsidiaries, were prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not individually or in the aggregate, material)) the consolidated assets, liabilities and financial position of the Borrower and its consolidated Subsidiaries as of the last day of the periods reported and the consolidated results of their operations and cash flows and changes in financial position for the respective periods reported.

      5.12. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the most recently audited financial statements contained in an SEC Report, there has not been any change, event or development having, or that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      5.13. REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Each of Borrower and its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act and the Sarbanes-Oxley Act. Neither Borrower nor any of its Subsidiaries has violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Effect. None of Borrower's or any of its Subsidiaries' properties or assets has been used by Borrower or any of its Subsidiaries or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances. Borrower and each of its Subsidiaries has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue its business as currently conducted except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

      5.14. FULL DISCLOSURE. Borrower has provided Lender with all of the information which Lender has requested in connection with the execution of this and any Loan Document. No representation or warranty of Borrower contained in this Agreement, the Loan Documents, or any certificate furnished or to be furnished to Lender at the Closing or prior to making any Advance (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

      5.15. OUTSTANDING LIENS. As of the Closing Date, no property or asset of Borrower or any Subsidiary of Borrower is subject to any Liens other than Permitted Liens.

      5.16. LEGAL STATUS. Borrower and each of its Subsidiaries that are requested by Lender to execute and deliver the Perfection Certificate have delivered to Lender a certificate signed by Borrower and each of its Subsidiaries and entitled "Perfection Certificate" on or before the date required. Borrower and each of its Subsidiaries that are requested by Lender to execute and deliver the Perfection Certificate represent and warrant to Lender as follows: (a) Borrower's and each of the Subsidiary's exact legal names are those indicated on the Perfection Certificate and on the signature page hereof,
(b) Borrower and each of the relevant Subsidiaries are organizations of the type, and are organized in the jurisdictions, set forth in the Perfection Certificates, (c) the Perfection Certificates accurately set forth Borrower's and each of the relevant Subsidiaries' organizational identification numbers or accurately state that that Borrower and each of the relevant Subsidiaries have none, (d) the Perfection Certificates accurately sets forth Borrower's and each of the Subsidiary's chief executive office, as well as the mailing addresses, if different, (e) all other information set forth on the Perfection Certificate pertaining to Borrower and each of the relevant Subsidiaries is accurate and complete and (f) there has been no change in any of such information since the date on which the Perfection Certificate was signed by Borrower and each of the relevant Subsidiaries, except to the extent that Borrower and each of the relevant Subsidiaries notifies Lender of such change pursuant to the terms hereof.

6. AFFIRMATIVE COVENANTS

      Commencing on the date the first Advance is made hereunder and until all Obligations (other than any contingent reimbursement and indemnification Obligations that are not due and payable at or prior to the time that all Advances have been paid in full) have been paid in full, Borrower will, and will cause its Subsidiaries, to do all of the following:

      6.1. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. Borrower and each of its Subsidiaries will maintain its existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws, rules, ordinances and regulations wherever its business is conducted including applicable reporting requirements of the SEC, (b) the provisions of its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its capital stock, (c) all agreements and instruments by which it or any of its properties may be bound including any agreement evidencing Indebtedness and (d) all applicable decrees, orders, and judgments, except in each case where the failure to comply could not cause a Material Adverse Effect and shall promptly notify Lender of any such noncompliance. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any Governmental Authority shall become necessary or required in order that Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which Borrower or such Subsidiary is a party, Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Lender with evidence thereof.

      6.2. FINANCIAL STATEMENTS AND OTHER INFORMATION. Borrower shall furnish to
Lender: promptly after filing with the SEC all SEC Reports which are not available to the public on the SEC's EDGAR system as soon as available, and in any event, within thirty (30) days after the end of each month of each fiscal year of Borrower, its monthly consolidated financial statements, prepared in accordance with GAAP.

      6.3. REPORTS. Borrower shall provide Lender with a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

      6.4. MAINTENANCE OF LEGAL STATUS. Borrower, on behalf of itself and its Subsidiaries, covenants with Lender as follows: (a) without providing at least thirty (30) days prior written notice to Lender, Borrower and its Subsidiaries will not change its name or its organizational identification number if it has one, (b) if each of Borrower and its Subsidiaries does not have an organizational identification number and later obtains one, Borrower will forthwith notify Lender of such organizational identification number, (c) without providing at least thirty (30) days prior written notice to Lender, Borrower will not change and will not permit its Subsidiaries to change its type of organization, jurisdiction or organization, certificate or articles of incorporation, by-laws or other legal structure and (d) without providing reasonable written notice to Lender, Borrower and its Subsidiaries will not form or acquire any Subsidiaries.

      6.5. TAXES. Borrower will make, and cause each of its Subsidiaries to make, timely payment of all material federal, state, local and foreign taxes or assessments and will deliver to Lender, on demand, appropriate certificates attesting to the payment, other than those taxes being contested in good faith with adequate reserves under GAAP.

      6.6. INSURANCE. Borrower will keep, and will cause each of its Subsidiaries to keep, its business and assets insured for risks and in amounts customary for companies similar to Borrower. Insurance policies will be in a form, with companies, and in amounts that are reasonably satisfactory to Lender.

      6.7. INTELLECTUAL PROPERTY RIGHTS. Borrower will, and will cause its Subsidiaries to: (i) protect, defend and maintain the validity and enforceability of the Borrower Intellectual Property that constitutes Collateral (except as otherwise explicitly required by the License Agreement and except to the extent Borrower's power to do so is explicitly limited by the License Agreement); (ii) protect, defend and maintain the validity and enforceability of the Borrower Intellectual Property that does not constitute Collateral unless Borrower determines, in the exercise of reasonable business judgment, in good faith that doing so is not in Borrower's best interests; (iii) promptly advise Lender in writing of material infringements of the Borrower Intellectual Property; (iv) not allow any Borrower Intellectual Property that constitutes Collateral to be abandoned, forfeited or dedicated to the public without Lender's written consent and (v) without Lender's written consent, not allow any Borrower Intellectual Property that does not constitute Collateral to be abandoned, forfeited or dedicated to the public unless Borrower determines, in the exercise of reasonable business judgment, in good faith that doing so is in Borrower's best interests.

      6.8. BOOKS AND RECORDS; INSPECTIONS. Borrower shall, and shall cause each of its Subsidiaries to, keep adequate records and books of account, in which complete entries will be made in accordance with GAAP and any applicable law, rule and regulation. Borrower shall provide Lender and its agents access to its premises and the premises of its Subsidiaries at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time on and after the occurrence of an Event of Default or Potential Event of Default, for the purposes of (i) inspecting and verifying any Collateral, (ii) inspecting and copying any and all records pertaining thereto, and (iii) discussing the affairs, finances and business of Borrower and its Subsidiaries with any officer or employee of Borrower or with its accountants. Borrower shall reimburse Lender for the reasonable travel and related expenses of Lender's employees or, at Lender's option, of such outside accountants or examiners as may be retained by Lender to verify or inspect Collateral, records or documents of Borrower up to once per year after the date of the initial Advance hereunder unless an Event of Default or a Potential Event of Default has occurred in which case Borrower shall reimburse Lender with respect to one or more special inspections if Lender deems the same appropriate.

      6.9. NOTICE OF DEFAULT. As soon as possible and in any event within three
(3) Business Days after Borrower obtains knowledge of the occurrence of an Event of Default or a Potential Event of Default, Borrower shall provide to Lender the written statement of a Responsible Officer setting forth the details of such Event of Default or Potential Event of Default and the action which Borrower proposes to take with respect thereto.

      6.10. FURTHER ASSURANCES. Borrower will execute any further instruments and take further action as Lender reasonably requests to perfect or continue Lender's security interest in the Collateral or to effect the purposes of this Agreement or any Loan Document.

      6.11. NET WORTH. Borrower will maintain a Net Worth at least equal to the amount of outstanding Advances from time to time.

      6.12. NEW ACCOUNTS. Within thirty (30) calendar days of opening or establishing any Account, to the extent required to comply with Section 6.13 hereof, Borrower shall, and shall cause each of its Subsidiaries to, create in favor of the Lender a first priority perfected security interest in such Account and unless Lender agrees in writing that Lender already has "control" (as defined in the Code) over such Account by virtue of an existing Account Control Agreement, Borrower shall and shall cause the bank, Securities Intermediary, Financial Intermediary or other financial institution with whom such Account is held or established to enter into an Account Control Agreement in the form of EXHIBIT E together with such changes requested by the bank, Securities Intermediary, or other financial institution as are agreed to by Lender and Borrower.

      6.13. CASH AND INVESTMENTS. Borrower shall at all times keep all cash and Securities owned by it or its Subsidiaries in an Account over which the Lender has been granted a first priority perfected security interest pursuant to an Account Control Agreement, except for (i) cash and Securities having a value up to an aggregate of $100,000 held by Subsidiaries organized in the U.S.; (ii) cash and Securities having a value up to an aggregate of $250,000 held by Subsidiaries organized outside the U.S.; (iii) restricted cash placed on deposit, placed into an escrow account or otherwise restricted which cash, in each case, is prohibited from being pledged by Borrower and its Subsidiaries, in each case in the ordinary course of Borrower's business consistent with past practice and (iv) cash and securities having an aggregate value not to exceed $100,000.

7. NEGATIVE COVENANTS

      Commencing on the date the first Advance is made hereunder and until all Obligations (other than any contingent reimbursement and indemnification Obligations that are not due and payable at or prior to the time that all Advances have been paid in full) have been paid in full, Borrower will not, and will cause its Subsidiaries to not, do any of the following without Lender's prior written consent:

      7.1. DISPOSITIONS. Borrower shall not convey, sell, lease, transfer or otherwise dispose of (other than pursuant to the License Agreement or a license of Borrower Intellectual Property in the ordinary course of business) (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any material part of its business or property, other than a Transfer (i) of inventory in the ordinary course of business; (ii) of worn-out or obsolete equipment; (iii) of assets by a Subsidiary of Borrower to Borrower or another wholly-owned Subsidiary of Borrower; or (iv) of assets other than those contemplated by clauses (i)-(iii) so long as (A) Borrower demonstrates to the satisfaction of Lender that, after giving effect to such Transfer, Borrower and its Subsidiaries remain in compliance with the terms and covenants of this Agreement, (B) no part of any asset Transferred consists of any Collateral, (C) Borrower receives consideration at the time of such Transfer at least equal to the fair market value, as determined in good faith by Borrower's board of directors, of the assets Transferred, (D) not less than 80% of the consideration received by Borrower is in the form of cash or Cash Equivalents, and (E) Borrower within 180 days of the date of such Transfer either (x) reinvests the proceeds of such Transfer in similar or replacement assets to be used in the business of Borrower or its Subsidiaries or (y) uses the net proceeds of such Transfer to permanently repay any Advances outstanding hereunder.

      7.2. CHANGES IN BUSINESS, DOCUMENTS OR MANAGEMENT. Borrower shall not (i) engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto;
(ii) amend its Certificate of Incorporation, or similar formation document;
(iii) amend its bylaws or similar operating document in a manner adverse to Lender; or (iv) change its chief executive officer other than to fill vacancies in such positions caused by death, permanent disability or voluntary resignation.

      7.3. ACQUISITIONS. Borrower shall not (i) acquire, or permit any of its Subsidiaries to acquire, all or any portion of the Capital Stock or property or assets of another Person or establish or enter into any joint venture agreement unless (x) the aggregate of all consideration paid for acquisitions of all or any portion of the Capital Stock or property or assets of another Person and the aggregate of Borrower's investments in all joint ventures, in each case completed at any time after the date hereof (whether before or after the Closing
Date), is less than $125,000,000 and (y) in the case of an acquisition of Capital Stock, either (A) Borrower and its Subsidiaries acquire at least all or substantially all of the Capital Stock of an acquired Person or (B) the acquisition of less than all or substantially all of the Capital Stock of a Person is accomplished pursuant to or in connection with a co-promotion, licensing or collaboration agreement with a Person engaged in the pharmaceutical industry and Borrower or its Subsidiaries grants a first priority perfected security interest in such Capital Stock acquired to

Lender or (ii) agree to or effect any capital expenditure (including acquiring any material assets outside of the ordinary course of business and inconsistent with past practice) other than Approved Capital Expenditures. In the event that the consideration for any acquisition described in clause (i) of the preceding sentence is comprised in whole or in part of non-cash consideration, such non-cash consideration shall be valued as follows: (x) if the consideration consists of securities which are traded on a recognized national stock exchange or market, the securities shall be valued at the last reported sale price (or the average of the last reported bid and ask price in the absence of any last reported sale price) on the last date on which such exchange or market was open for trading preceding the date such securities are delivered as consideration and (y) if the consideration is in a form other than as described in clause (x), such consideration shall be valued at its fair market value as of the date such consideration is paid and as determined by the board of directors of the Borrower acting reasonably and in good faith. The value of Borrower's investment in any joint venture shall be determined by the board of directors of the Borrower acting reasonably and in good faith based upon any valuations produced by the parties to such joint venture in connection with the establishment of such joint venture.

      7.4. INDEBTEDNESS. Borrower shall not create, incur, assume, permit to exist, or be liable for any Indebtedness, or permit any of its Subsidiaries to do so, other than Permitted Indebtedness.

      7.5. ENCUMBRANCE. Borrower shall not create, incur, or allow to exist any Lien on any of its property or assets, or assign or convey any right to receive income, including the sale of any accounts receivable, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit Lender's first priority security interest in the Collateral to change.

      7.6. INVESTMENTS; DISTRIBUTIONS. Borrower shall not (i) directly or indirectly make or hold any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends or make any distribution or payment on Capital Stock (except for dividends or stock splits payable solely in Capital Stock and dividends payable solely to Borrower or a wholly-owned Subsidiary of Borrower) or redeem, retire or purchase any Capital Stock (except for restricted shares of Capital Stock issued to officers, directors, or employees pursuant to the terms for repurchases thereof upon a termination of employment or directorship).

      7.7. TRANSACTIONS WITH AFFILIATES. Borrower and its Subsidiaries shall not directly or indirectly enter into or permit any material transaction with any Affiliate of Borrower, except (i) transactions that are in the ordinary course of Borrower's business, on terms no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person, (ii) transactions under agreements existing as of the date of this Agreement with officers and directors that Borrower is legally obligated to perform and which are disclosed in the SEC Reports filed prior to the date hereof, (iii) any employment agreement entered into by Borrower or any of its Subsidiaries in the ordinary course of business, consistent with the past practice of Borrower or such Subsidiary and approved by the compensation committee of Borrower's board of directors, and (iv) transactions between or among Borrower and one or more of its Subsidiaries or among Subsidiaries.

      7.8. COMPLIANCE. Borrower and its Subsidiaries shall not undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, each as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act, the Securities Act, the Exchange Act, the Sarbanes-Oxley Act or violate any other law or regulation, unless such failure to comply or violation could not reasonably be expected to have a Material Adverse Effect.

8. EVENTS OF DEFAULT

      Any one of the following is an Event of Default:

      8.1. PAYMENT DEFAULT. Borrower fails to pay any of the Obligations when due and payable within five (5) days of its due date.

      8.2. COVENANT DEFAULT. Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other term, condition or covenant in this Agreement, any Loan Documents and as to any default under a term, condition or covenant that can be cured, has not cured the default within thirty (30) days after Borrower becomes aware of such occurrence (but no Advances will be made during such cure period).

      8.3. MATERIAL ADVERSE CHANGE. (i) A material impairment in the perfection or priority of Lender's security interest in the Collateral or in the value of such Collateral which is not covered by adequate insurance occurs; or (ii) an event having a Material Adverse Effect shall occur.

      8.4. ATTACHMENT. (i) Any material portion of Borrower's or any of its Subsidiaries' assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in five
(5) days (but no Advance will be made during such period); (ii) Borrower or any of its Subsidiaries are enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) a judgment or other claim becomes a Lien on Borrower's or any of its Subsidiaries' assets of an aggregate value in excess of $100,000; or (iv) a notice of lien, levy, or assessment is filed against any of Borrower's or its Subsidiaries' assets of an aggregate value in excess of $100,000 by any Governmental Authority and not paid within ten (10) days after Borrower or any of its Subsidiaries receive notice thereof.

      8.5. INSOLVENCY. (i) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (ii) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and not dismissed or stayed within sixty
(60) days (but no Advances will be made before such Insolvency Proceeding is dismissed).

         8.6. MISREPRESENTATIONS. Borrower, any of its Subsidiaries, or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Lender pursuant to or in connection with this Agreement or to induce Lender to enter this Agreement or any Loan Document or to make any Advance; provided that such misrepresentation or misstatement shall not be an Event of Default if such misrepresentation or misstatement is capable of being remedied and is remedied within ten (10) days of Borrower becoming aware of such misrepresentation or misstatement.

         8.7. CROSS DEFAULT. Borrower or any Subsidiary fails to pay any Indebtedness in excess of $250,000 when due and payable beyond the period of grace (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such indebtedness was created.

         8.8. [***]

         8.9. LICENSE AGREEMENT. (i) The License Agreement shall have been terminated or (ii) Borrower is in default or breach (x) (other than a de minimis breach) of any provision of the License Agreement or (y) of any payment obligations under Section 5.3(a) or 6A.7 of the Collaboration Agreement or any obligation to comply with law under Section 2.2 or 6A.3(a)(i) of the Collaboration Agreement.

9. LENDER'S RIGHTS AND REMEDIES

         9.1. RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default, Lender may, without notice or demand, do any or all of the following:

                  (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Lender);

                  (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or any Loan Document;

                  (c) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral and take any action permitted under the Loan Documents, the Code or other applicable law; or

                  (d) Apply to the Obligations any amount held by Lender owing to or for the credit or the account of Borrower, including amounts under the License Agreement or the Collaboration Agreement.

         9.2. LENDER EXPENSES. If Borrower fails to pay any amount or furnish any required proof of payment to third persons Lender may make all or part of the payment or obtain

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

insurance policies required by any Loan Document, and take any action under the policies Lender deems prudent. Any amounts paid by Lender are Lender Expenses and immediately due and payable, bearing interest at the then applicable Base Rate and secured by the Collateral. No payments by Lender are deemed an agreement to make similar payments in the future or Lender's waiver of any Event of Default.

         9.3. REMEDIES CUMULATIVE. Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Lender has all rights and remedies provided under the Code, by law, or in equity. Lender's exercise of one right or remedy is not an election, and Lender's waiver of any Event of Default is not a continuing waiver. Lender's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Lender and then is only effective for the specific instance and purpose for which it was given.

         9.4. DEMAND WAIVER. Except for notices explicitly required under any Loan Document, Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Lender on which Borrower is liable.

10.      NOTICES

         All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed below each parties' signature hereto. A party may change its notice address by giving the other party written notice.

11.      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         This Agreement shall be governed and construed in accordance with the internal law of the State of New York without regard to principles of conflicts of law. Borrower submits to the non-exclusive jurisdiction of the state and federal courts sitting in the city of New York, New York.

BORROWER WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT. BORROWER HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.      GENERAL PROVISIONS

         12.1. SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Lender's prior written consent which may be granted or withheld in Lender's discretion. Lender has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Lender's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement to any Affiliate of Lender and following the occurrence of an Event of Default to any Person other than to one of Borrower's competitors listed on
Schedule 12.1 hereto.

         12.2. INDEMNIFICATION. Borrower will indemnify, defend and hold harmless Lender and its officers, employees and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; (b) all losses or Lender Expenses incurred, or paid by Lender from, following, or consequential to transactions between Lender and Borrower pursuant to or in connection with any Loan Document (including reasonable attorneys' fees and expenses), except in the case of clauses (a) and (b) any amounts caused by Lender's gross negligence or willful misconduct and (c) any and all Taxes payable or which must be withheld in respect of all payments by Borrower to Lender hereunder other than Taxes on Lender's net income or gross receipts and Lender's franchise taxes.

         12.3. TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

         12.4. SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

         12.5. AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing signed by both Lender and Borrower. This Agreement and the Loan Documents together with the definitions specifically incorporated from the License Agreement and the Collaboration Agreement in accordance with
Section 1 hereof represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

         12.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

         12.7. SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Lender will survive until all statutes of limitations for actions that may be brought against Lender have run.

         12.8. CONFIDENTIALITY. Borrower and Lender each agree to keep the contents of the Loan Documents and any other information about the other party or its business, assets, liabilities or properties which they receive in connection with the Loan Documents (the

"Confidential Information") confidential and not to disclose such information to any other Person except as required by applicable law, rule, regulation, stock exchange rule or legal process; provided, however, that if a party hereto is required so to disclose any Confidential Information it will use its reasonable best efforts to obtain confidential treatment, redaction, an in camera review or other methods to limit to the maximum extent possible the content and scope of the disclosure required and each party shall to the extent practicable permit the other party and its counsel to review any such request and participate in the process of prosecuting such request.

13.      DEFINITIONS

         13.1. DEFINITIONS.

         "ACCOUNTS" shall mean all existing and later arising deposit accounts (as defined in the Code), securities accounts (as defined in the Code) and any other account in which cash or Securities or the proceeds thereof are held.

         "ACCOUNT CONTROL AGREEMENT" shall mean any Account Control Agreement entered into pursuant to the terms hereof which grants the Lender "control" as defined in the Code over any Account in the form of EXHIBIT E together with such changes requested by the bank, Securities Intermediary or other financial institution party thereto which changes have been agreed to by Lender and Borrower.

         "ADVANCE" means an advance made or to be made under the terms and subject to the conditions of this Agreement or the principal amount outstanding for the time being of that advance.

         "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "APPROVED CAPITAL EXPENDITURES" means any capital expenditures (x) to purchase or construct one headquarters campus containing a laboratory facility and (y) capital expenditures for the purchase, construction or reconstruction of equipment or other capital assets not exceeding, in the aggregate, $25,000,000 in any fiscal year of Borrower.

         "BORROWER'S BOOKS" are all of Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BORROWER PATENT AND TRADEMARK SECURITY AGREEMENT" means the Patent and Trademark Security Agreement substantially in the form of EXHIBIT D attached hereto.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which banks in New York, NY are generally not open for business.

         "CAPITAL STOCK" shall mean all shares of stock (whether or not common or preferred) or other securities or rights to acquire or which are convertible or exchangeable into such shares of stock or any other securities entitling the holder to participate in the profits of a Person or entitling the holder thereof to vote on any matter.

         A "CHANGE IN CONTROL" shall mean (a) a sale of all or substantially all of the assets of Borrower and its Subsidiaries taken as a whole, (b) any merger, consolidation, recapitalization, reclassification, share exchange or other business combination involving the Borrower or its Subsidiaries (a "Business Combination") in which either (x) Borrower is not the continuing or surviving entity and the holders of the Capital Stock of Borrower outstanding immediately prior to the Business Combination do not hold, directly or indirectly, at least a majority of the Capital Stock and the combined voting power of the surviving entity immediately after such Business Combination, or (y) Borrower is the continuing or surviving entity and the holders of the Capital Stock of Borrower outstanding immediately prior to the Business Combination do not hold, directly or indirectly, at least a majority of the Capital Stock and the combined voting power of Borrower immediately after such Business Combination, and (c) any Person or group of Persons (as defined in Rule 13d-3 under the Exchange Act) becomes the beneficial owner (determined in accordance with Rule 13d-3 under the Exchange Act) of more than 35% (calculated in accordance with Rule 13d-3 under the Exchange Act) of the Capital Stock or the combined voting power of the Borrower.

         "CLOSING DATE" shall mean the date the first Advance is made hereunder.

         "CODE" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York, provided that to the extent that by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral or the availability of any remedy is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

         "COLLATERAL" shall mean the property described in the Security Agreement, any Account Control Agreement and the Borrower Patent and Trademark Security Agreement or in any other Loan Document as being subject to a Lien in favor of Lender.

         "COMMITTED LINE" shall mean the maximum aggregate amount of all Advances which may be outstanding hereunder which is equal to: (x) during the Initial Loan Period $75,000,000 minus any amount which has been repaid pursuant to Section 2.6 or 7.1 hereof and (y) during the Second Loan Period $175,000,000 minus any amount which has been repaid pursuant to Section 2.6 or 7.1 hereof.

         "CONSOLIDATED EBITDA" shall mean for any period, the sum of Consolidated Net Income, plus the following to the extent deducted or not included in calculating such Consolidated Net Income: (a) all income tax expense; (b) Consolidated Interest Expense; (c) depreciation and amortization expense (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash on a prior period); and (d) all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); in each case for such period.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" shall mean the ratio of the aggregate amount of Consolidated EBITDA for the most recent four full fiscal quarters (such four full fiscal quarter period being referred to herein as the "Prior Quarters") for which financial statements contained in an SEC Report have been filed with the SEC preceding the date of the incurrence of such Indebtedness (the "Transaction Date") to the aggregate amount of Consolidated Fixed Charges of such Person for the Prior Quarters. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication,
(a) the incurrence of any Indebtedness of Borrower or any of its Subsidiaries (and the application of the net proceeds thereof) and the repayment of any Indebtedness of Borrower and its Subsidiaries during the period commencing on the first day of the Prior Quarters to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) or repayment, as the case may be, occurred on the first day of the Reference Period, and (b) any sales or acquisitions of assets outside the ordinary course of business (including, without limitation, any acquisition giving rise to the need to make such calculation as a result of Borrower or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the acquisition) incurring, assuming or otherwise being liable for Indebtedness) occurring during the Reference Period, as if such sale of assets or acquisition occurred on the first day of the Reference Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as at the Transaction Date and that will continue to be so determined thereafter shall be deemed to have accrued at a fixed or floating rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime, LIBOR, or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period. If Borrower or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if Borrower or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

         "CONSOLIDATED FIXED CHARGES" shall mean, with respect to Borrower and its Subsidiaries for any period, the sum of, without duplication, (a) Consolidated Interest Expense for such period; (b) scheduled mandatory principal payments of Indebtedness; (c) the principal component of any capitalized lease obligations paid by such Person during such period, (d) cash dividends on Capital Stock paid by such Person during such period (excluding dividends paid to the Borrower or any wholly-owned Subsidiary), all as determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" shall mean for any period, without duplication, the sum of (a) the interest expense of Borrower and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (i) any amortization or accretion of debt discount, (ii) the net cost under any Hedge, (iii) the interest portion of any deferred payment obligation, and (iv) all accrued interest; (b) the interest component of capitalized lease obligations paid, accrued and/or scheduled to be paid or accrued by Borrower and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; (c) that portion of all operating lease rentals representative of an interest factor (which shall be deemed to be equal to 1/3 of all operating lease rentals); (d) the amount of interest expense recorded by a Person whose Indebtedness is guaranteed by the Borrower or its Subsidiaries which relates to the Indebtedness of such Person which is so guaranteed; (e) the amount of any dividends on any Capital Stock which by it terms entitles the holder thereof to specified accruing dividends.

         "CONSOLIDATED NET INCOME" shall mean for any period, the consolidated net income (or loss) of Borrower and its Subsidiaries for such period, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses, (b) the portion of net income (but not losses) of Borrower and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by Borrower or its wholly-owned Subsidiaries, (c) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (d) gains or losses in respect of any asset sales by Borrower or its Subsidiaries, and (e) the net income of any Subsidiary of Borrower to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, law, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders. All amounts and determinations under this definition shall be in accordance with GAAP.

         "CONTINGENT OBLIGATION" means, for any Person, any direct or indirect liability, contingent or not, of that Person for any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "EQUITY ISSUANCE" means the sale or issuance by Borrower or any of its Subsidiaries or a holding company of Borrower of any of its Capital Stock for cash in a public or private offering other than (w) in connection with entering into any co-promotion, collaboration or other agreement relating to the joint development, marketing or sale of any products of Borrower if such Capital Stock is issued to one or more of the parties to such Agreement (other than the Borrower or its Subsidiaries) or one of their Affiliates; (x) the sale or issuance of Capital Stock to any employee or director of Borrower or its Subsidiaries pursuant to any stock option plan approved by the board of directors of Borrower prior to the date hereof or any plan adopted after the date hereof containing substantially similar terms; or
(y) the sale or issuance of shares of Capital Stock upon the exercise of any warrants or upon the conversion of any convertible preferred stock or other convertible securities outstanding on the date hereof and disclosed in the SEC Reports filed prior to the date hereof or in any schedule hereto; or (z) the sale of Capital Stock by Borrower or any of its Subsidiaries to Borrower, a wholly owned Subsidiary of Borrower or a holding company of Borrower as the case may be; provided that following such transaction, the beneficial owners of the Capital Stock of Borrower own in the same proportion as prior to the transaction the Capital Stock of Borrower or a holding company of Borrower.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "EVENT OF DEFAULT" shall mean the occurrence of any event specified in
Section 8 hereof.

         "EXCHANGE ACT" shall mean the US Securities Exchange Act of 1934, as amended.

         "FINANCIAL ASSET" shall have the same meaning as in the Code.

         "GAAP" shall mean generally accepted accounting principles in the United States as consistently applied by Borrower together with the applicable provisions of all accounting rules, regulations, bulletins and requirements (including Regulation S-X) promulgated by the SEC or any division or part thereof.

         "GOVERNMENTAL AUTHORITY" shall mean any government and any authority, agency, department, subdivision or instrumentality of any government.

         "INDEBTEDNESS" shall mean:

         (a)      indebtedness for borrowed money;

         (b)      the deferred price of property or services;

         (c) obligations evidenced by notes, bonds, debentures, mortgages or similar instruments;

         (d) capital or finance lease obligations or hire purchase arrangements;

         (e)      Contingent Obligations;

         (f) any documentary or standby letter of credit facility or performance bond facility;

         (g) Any derivative (as defined in Accounting for Derivative Instruments and Hedging Activities - FASB Statement No. 133 as amended and interpreted, incorporating FASB Statement No. 138 and certain Statement No. 133 implementation issues, and Derivatives Implementation Group Issues);

         (h)      any amount under bankers acceptances;

         (i) any amount raised pursuant to any issue of shares which are expressed to be redeemable;

         (j) receivables sold or discounted (other than on a non-recourse basis);

         (k) any agreement or option to re-acquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance;

         (l) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

         (m) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (l) above.

         "INITIAL LOAN PERIOD" shall mean the period commencing on the calendar day immediately following the US Launch Date and ending on the first anniversary of the US Launch Date.

         "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INTEREST PERIOD" shall mean the three month period ended March 31, June 30, September 30 or December 31 except for the first Interest Period which shall commence on the Closing Date and end on the first of the foregoing dates to occur.

         "INVESTMENT" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Borrower or its Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person.

         "LENDER EXPENSES" shall mean all costs, fees and expenses (including reasonable attorneys' fees and expenses) for administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings)).

         "LIEN" shall mean a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance or imposition.

         "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Promissory Note, the Security Agreement, any Account Control Agreement, the Borrower Patent and Trademark Security Agreement, any note, or notes or guaranties executed by Borrower in favor of Lender, and any other present or future agreement between Borrower and, or for the benefit of, Lender in connection with this Agreement other than the License Agreement or the Collaboration Agreement, all as amended, extended or restated.

         "LOAN PERIOD" shall mean the Initial Loan Period and the Second Loan Period collectively.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (x) the business, assets, liabilities, condition (financial or otherwise) or results of operations of Borrower and its Subsidiaries taken as a whole or (y) the validity or enforceability of, or the ability of Borrower to perform its obligations under this Agreement or any of the other Loan Documents.

         "MATURITY DATE" shall mean the third anniversary of the US Launch Date.

         "NET CASH EQUITY ISSUANCE PROCEEDS" means, with respect to any Equity Issuance, the excess of the gross cash proceeds received by such Person for such Equity Issuance after deduction of all reasonable and customary transaction expenses (including, without limitation, underwriting discounts and commissions and/or placement agent fees) actually and directly incurred in connection with such Equity Issuance.

         "NET WORTH" means the assets minus the liabilities of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

         "NOTICE OF BORROWING" is the Notice of Borrowing substantially in the form of EXHIBIT B attached hereto.

         "OBLIGATIONS" shall mean debts, penalties, principal, interest, Lender Expenses and other amounts Borrower owes Lender pursuant to the Loan Documents now or later, including interest accruing after Insolvency Proceedings have begun.

         "PERFECTION CERTIFICATE" is the Perfection Certificate substantially in the form of EXHIBIT G attached hereto.

         "PERMITTED INDEBTEDNESS" is:

                  (a) Borrower's Obligations to Lender under this Agreement or the Loan Documents;

                  (b) Indebtedness existing on the date hereof which is reflected in the most recent financial statements of Borrower filed in an SEC Report;

                  (c) Indebtedness to trade creditors incurred in the ordinary course of business consistent with past practices so long as either (x) payment is made within ninety (90) days of the date payment is first due or (y) the payment is the subject of a bona fide dispute being pursued in good faith with a trade creditor that is a contract research organization;

                  (d) Indebtedness incurred directly to finance Approved Capital Expenditures;

                  (e) Indebtedness of Borrower to any of its Subsidiaries and Contingent Obligations of any Subsidiary of Borrower with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary of Borrower to any other Subsidiary of Borrower and Contingent Obligations of any Subsidiary of Borrower with respect to obligations of any other Subsidiary of Borrower (provided that the primary obligations are not prohibited hereby);

                  (f) additional Indebtedness incurred by Borrower or any of its Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed $10,000,000;

                  (g) Any derivative that qualifies as hedge under U.S. Generally Accepted Accounting Principles currently set forth in Accounting for Derivative Instruments and Hedging Activities - FASB Statement No. 133, as amended and interpreted, and incorporating FASB Statement No. 138 and Statement No. 133 implementation issues and, Derivatives Implementation Group issues as promulgated by the FASB Derivatives Implementation Group from time to time;

                  (h) Indebtedness incurred prior to the Closing Date in the form of capital leases obligations not to exceed $10,000,000 in the aggregate; and

                  (i) any other Indebtedness not described in clauses (a) to (h) if such Indebtedness is Subordinated Indebtedness and if immediately after giving effect to the incurrence of such Indebtedness and giving pro forma effect to the incurrence of such Indebtedness (x) the Consolidated Fixed Charge Coverage Ratio is at least equal to 3.5:1 and (y) Borrower shall have Tangible Net Worth in excess of an amount equal to 75% of all Indebtedness of Borrower (including any amount of outstanding Advances hereunder) immediately after giving effect to the incurrence of such Indebtedness and giving pro forma effect to the incurrence of such Indebtedness.

         "PERMITTED INVESTMENTS" are (i) Investments in any Subsidiary which is wholly owned, directly or indirectly, by Borrower; and (ii) Investments by Borrower in any one or more of the following:

         (a) United States treasury bills which are backed by the full faith and credit of the US federal government;

         (b) United States federal government coupon issues which are backed by the full faith and credit of the US federal government;

         (c) obligations of agencies of the United States federal government which are backed by the full faith and credit of the US federal government;

         (d) deposits, certificates of deposit or bankers acceptances denominated in US dollars or Euro of any bank or trust company organized under the laws of the United States of America (or any state thereof) or any member state of the European Union, having combined capital and surplus and undivided profits of not less than $100,000,000 or its equivalent and has outstanding debt which is rated `A' (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

         (e) debt obligations (including master notes, medium term notes or commercial paper) of any corporation;

         (f)      collateralized mortgage obligations;

         (g)      repurchase agreements;

         (h)      asset backed securities;

         (i) Capital Stock, or securities (A) received in the settlement of debts which were created in the ordinary course of business of the Borrower and were owing to Borrower or any of its Subsidiaries if such settlement is pursuant to a bankruptcy, reorganization or other similar general settlements or compromise or arrangement of debts with the creditors of a Person other than the Borrower or its Subsidiaries or (B) received pursuant to any judgment of a court or arbitral tribunal;

         (j) other Investments in any Person having at any time an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (j), not to exceed $2,500,000;

         (k) Investments in all or a portion of the Capital Stock of a Person or in joint ventures if (i) the aggregate consideration for all acquisitions of Capital Stock or property or assets by Borrower and its Subsidiaries and the aggregate of Borrower's and its Subsidiaries' investments in such joint ventures completed after the date hereof (whether before or after the

Closing Date) does not exceed $125,000,000 (the value of the consideration paid or investment is to be determined in the same manner as under Section 7.3); (ii) either (A) Borrower and its Subsidiaries together own at least all or substantially all of the Capital Stock of such acquired Person or (B) the acquisition of less than all or substantially all of the Capital Stock of a Person was accomplished pursuant to, or in connection with, a co-promotion, licensing or collaboration agreement with a Person engaged in the pharmaceutical industry and Borrower or its Subsidiaries grant a first priority perfected security interest in such Capital Stock to Lender upon the later of (x) the completion of such acquisition or (y) the Closing Date; and (iii) such acquisition or joint venture was not completed in violation of Section 7.3 hereof; and

         (l) Investments existing on the date hereof and listed on Schedule 13.1; provided that with respect to clauses (a) to (h):

         (a) such Investments are rated at least A2/P2 or A by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

         (b) all asset backed securities are rated at least AA+ by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

         (c) the maximum maturity of any single Investment shall not exceed 44 months;

         (d) the maximum average maturity of all Permitted Investments must not exceed 40 months;

         (e) all Permitted Investments in any one Person (other than the US federal government or any agency thereof) with a rating of at least AA by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) at time the time such Permitted Investment is made shall not exceed 10% of the market value of all Permitted Investments at any time;

         (f) all Permitted Investments in any one Person (other than the US federal government or any agency thereof) with a rating less than AA by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) at the time such Permitted Investment is made shall not exceed 5% of the market value of all Permitted Investments at any time;

         (g) the market value of Investments in collateralized mortgage obligations shall not exceed 5% of the market value of all Permitted Investments at any time.

         "PERMITTED LIENS" shall mean:

         (a)      Liens arising under this Agreement or other Loan Documents;

         (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on Borrower's Books;

         (c) Purchase money Liens securing Indebtedness described in clauses (d) and (h) of the definition of "Permitted Indebtedness" if the Lien is confined solely to the subject property and improvements;

         (d) Landlord and materialman's liens and inchoate liens arising by operation of law to secure claims for the purchase of labor, services, materials, equipment or supplies to the extent that payment thereof shall not at the time be required to be made;

         (e) Liens created by or resulting from any litigation or legal proceeding which is being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on Borrower's Books;

         (f) easements, rights of way or other such Liens incidental to the normal conduct of the business of Borrower or its Subsidiaries which do not secure Indebtedness and which do not in the aggregate materially impair the use of such property in the operation of the business of the Borrower and its Subsidiaries taken as a whole or the value of such property for the purposes of such business;

         (g) other Liens incidental to the normal conduct of the business of Borrower or its Subsidiaries which do not secure Indebtedness and which do not in the aggregate materially impair the use of such property in the operation of the business of the Borrower and its Subsidiaries or the value of such property;

         (h) subject to compliance with or a waiver of Section 7.3, (i) any Lien on property existing on such property at the time of acquisition thereof, whether or not the Indebtedness secured thereby is assumed by Borrower or any Subsidiary thereof; provided that such Lien does not attach to any other property of Borrower or its Subsidiaries other than the specific property so acquired, or (ii) any Lien existing on the property of a Person at the time such Person is merged into or consolidated with Borrower or any Subsidiary thereof; provided that such Lien does not attach to any existing or after acquired property of Borrower or any of its Subsidiaries but only to the actual property of such Person at the time of such merger or consolidation; provided further that in the case of both (i) and (ii) such Lien was not created in anticipation of or in connection with such acquisition, merger or consolidation;

         (i) pledges and deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other social security laws or regulations;

         (j) deposits to secure the performance of bids, trade contracts, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like manner, and Liens of assets relating to customer deposits and advances (including progress payments) in each case in the ordinary course of business; and

         (k)      Liens existing on the date hereof and disclosed on Schedule
13.2 hereto.

         "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or Governmental Authority.

         "POTENTIAL EVENT OF DEFAULT" shall mean any event, circumstance, situation or omission which could with the giving of notice, lapse of time or otherwise become an Event of Default.

         "PRIME RATE" shall mean the variable per annum rate of interest equal at all times to the rate of interest established and quoted by Citibank N.A. as its prime rate, such Prime Rate to change contemporaneously with each change in such established and quoted rate by Citibank N.A. In the event that Citibank N.A. shall abolish or abandon its practice of establishing and quoting a prime rate, or should the same or any Replacement Prime Rate (as defined below) become unavailable or unascertainable, the Lender shall select any alternative rate which in its reasonable judgment is substantially equivalent to the Prime Rate (or Replacement Prime Rate, as the case may be) being replaced, expressed as a per annum rate, and effective as of the date the Lender notifies the Borrower of its selection such selected alternative rate of interest (the "Replacement Prime Rate") shall become the Prime Rate.

         "PROMISSORY NOTE" means a Promissory Note from Borrower in favor of Lender substantially in the form of EXHIBIT A attached hereto, dated as of the Closing Date, together with all renewals, amendments, modifications and substitutions, therefor.

         "RESPONSIBLE OFFICER" shall mean each of the Chief Executive Officer and the Chief Financial Officer of the Borrower.

         "SECOND LOAN PERIOD" shall mean the period commencing on the calendar day immediately following the last day of the Initial Loan Period and ending on that date which is one (1) day prior to the Maturity Date.

         "SECURITIES" shall mean financial assets and investment property each as defined in the Code.

         "SECURITIES ACCOUNT" shall have the same meaning as in the Code.

         "SECURITIES INTERMEDIARY" shall have the same meaning as in the Code.

         "SUBORDINATED INDEBTEDNESS" shall mean Indebtedness (x) the maturity date of which or the earliest date upon which repayment can be demanded is after the Maturity Date and (y) which has been subordinated in right of payment to the Obligations owing to Lender hereunder pursuant to a subordination agreement providing that the holder thereof (i) may not exercise any remedies against Borrower or its Subsidiaries without the consent of Lender and (ii) will pay over to Lender any amounts it receives which it is not entitled to receive under the terms of such subordination agreement or pursuant to a subordination agreement containing terms otherwise acceptable to Lender.

         "SUBSIDIARY" shall mean for any Person, joint venture, or any other business entity of which more than fifty percent (50%) of the stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "TANGIBLE NET WORTH" shall mean, as of any date, (a) the amount of any capital stock, paid-in capital and similar equity accounts (other than with respect to any Capital Stock which by its terms is mandatorily redeemable) plus (or minus in the case of a deficit) the capital surplus and retained earnings of Borrower on a consolidated basis and the amount of any foreign currency translation adjustment account shown as a capital account of Borrower, less (b) the net book value of all items of the following character which are included in the assets of Borrower: (i) goodwill, including without limitation, the excess of cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) treasury stock, (vi) deferred taxes (but only to the extent that the deferred taxes shown as an asset on the Borrower's consolidated balance sheet exceeds the deferred taxes shown as a liability on the Borrower's consolidated balance sheet) and deferred charges, (vii) franchises, licenses and permits, and (viii) other assets which are deemed intangible assets under GAAP; provided that "Tangible Net Worth" shall not include any positive amount attributable to any revaluation of any asset after the date hereof.

         "TAX" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, value added, inventory, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty.

         "US", "U.S." OR "UNITED STATES" shall mean the geographic territory of any state of the United States of America or any territory or possession of the federal government of the United States of America.

         "US LAUNCH DATE" shall mean the first date on which a Product is first shipped in commercial quantities for commercial sale to unaffiliated third parties located in the United States.

                     [SIGNATURES ARE ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

BORROWER:

NEUROCRINE BIOSCIENCES, INC.

By: /s/ Gary A. Lyons
   -----------------------------------
   Name:   Gary A. Lyons
   Title:  President and Chief Executive Officer

Address and Fax Number for Notices:




LENDER:

PFIZER INC.

By: /s/ Henry A. McKinnell
   -----------------------------------
   Name:   Henry A. McKinnell
   Title:  Chairman of the Board and
           Chief Executive Officer

Address and Fax Number for Notices: